COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS PREMIER STATE MUNICIPAL BOND FUND, MICHIGAN
SERIES CLASS A SHARES AND THE LEHMAN BROTHERS MUNICIPAL
BOND INDEX

EXHIBIT A:

                                  DREYFUS PREMIER STATE
              LEHMAN BROTHERS     MUNICIPAL BOND FUND,
 PERIOD          MUNICIPAL           MICHIGAN SERIES
               BOND INDEX *         (CLASS A SHARES)

 5/28/87                 10,000                   9,552
 4/30/88                 10,929                  10,644
 4/30/89                 11,905                  12,055
 4/30/90                 12,762                  12,729
 4/30/91                 14,229                  14,207
 4/30/92                 15,581                  15,644
 4/30/93                 17,553                  17,716
 4/30/94                 17,932                  18,362
 4/30/95                 19,124                  19,583
 4/30/96                 20,644                  20,916
 4/30/97                 22,014                  22,357

*Source: Lehman Brothers